Exhibit 10.21

                 CROMPTON & KNOWLES CORPORATION

       1993 Stock Option Plan for Non - Employee Directors

                   (Reflect 5/15/95 Amendment)


1.   Purpose

     The purpose of this 1993 Stock Option Plan for Non -
Employee Directors (the "Plan") of Crompton & Knowles Corporation
(the "Company") is to attract and retain highly qualified non-employee directors of the Company and to encourage non-employee directors to own shares of the Company's Common
Stock, $.10 par value ("Common Stock").


2.   Participation

     All directors of the Company who are not employees of the Company or any subsidiary of the Company shall be eligible to participate in the Plan.


3.   Administration

     (a) Grants. Grants of stock options under the Plan shall be automatic as provided in Section 6.

     (b) Committee. A committee (the "Committee"), which shall be the Committee on Executive Compensation of the Board or such other committee composed of three or more directors or other persons appointed for such purpose by the Board, shall administer the Plan. If at any time no committee designated to administer the Plan shall be in office, the functions of the Committee shall be exercised by the Board.

     (c) Rules; Committee Action. The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines, and practices governing the Plan as it shall from time to time deem advisable and to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreement relating thereto). The Committee may act only by a majority of its members then in office, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.


4.   Stock Available for Options

     (a) Shares Available. Subject to adjustment under subsection (b), options may be granted under the Plan in respect of a maximum of 100,000 shares of Common Stock. Shares subject to an option that expires or terminates unexercised shall again be available for options hereunder to the extent of such expiration or termination. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b) Adjustment. In the event of any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, issuance of warrants or activation of rights to purchase Common Stock at a price substantially below fair market value, or similar change affecting the Common Stock, such adjustment shall be made in the maximum number and kind of shares subject to the Plan, in the number and kind of shares subject to outstanding options and subsequent options grants, and in the purchase price of outstanding options as the Board shall deem to be appropriate under the circumstances to prevent substantial dilution or enlargement of the rights granted to participants hereunder.


5.   Nonstatutory Stock Options

     All options granted under the Plan shall be nonstatutory options not intended to qualify under Section 422 of the Internal
Revenue Code of 1986, as amended (the "Code").


6.   Terms and Conditions of Options

     Each option granted under the Plan shall be evidenced by a written instrument in such form as the Committee may approve and shall be subject to the following terms and conditions:

     (a) Grant of Options. As used in the Plan, the term "Grant Date" means the date of the first regular meeting of the Boardin the forth quarter of each calendar year. Each year, an option shall be granted automatically to each eligible director on the Grant Date to purchase that number of full shares of Common Stock determined by dividing an amount equal to twice the annual retainer then payable to directors for service on the Board by the Fair Market Value (as hereinafter defined) of the Common Stock on the Grant Date.

     (b) Purchase Price. The purchase price for Common Stock subject to an option shall be 100% of the Fair Market
          Value of the Common Stock on the Grant Date.

     (c) Fair Market Value. As used in the Plan, the term "Fair Market Value" means the mean, as of any given date, between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange Composite Index on such date (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred).

     (d) Expiration Date of Options. The expiration date of each option shall be fixed by the Committee, but no option granted under the Plan shall be exercisable more than ten years after the Grant Date.

     (e) Exercisability of Options. Options shall be exercisable in whole or in part with respect to 50% of the shares covered thereby on or after the first anniversary of the Grant Date and as to the remaining 50% of such shares on or after the second anniversary of the Grant Date.

     (f) Termination of Service. In the event service on the Board by the holder of any option terminates for any reason other than disability, death, or Change in Control (as hereinafter defined), the then outstanding options of such holder may thereafter be exercised, to the extent exercisable at the time of such termination, for a period of one year from the date of such termination but in no event after the stated expiration date of each option.

     (g) Disability or Death; Change in Control. In the event service on the Board by the holder of any option terminates by reason of disability, death, or Change in Control, the then outstanding options of such holder will become immediately exercisable, to the extent not otherwise exercisable, and will expire one year after such termination. Such options may be exercised during such one-year period regardless of their stated expiration dates. The rights of the option holder may be exercised by the holder's guardian or legal representative in the case of disability and by the beneficiary designated by the holder in writing delivered to the Company or, if none has been designated, the holder's estate in the case of death.

     (h) Exercise and Payment. Options may be exercised only by written notice to the Secretary of the Company accompanied by payment of the full purchase price for the shares as to which they are exercised. The purchase price may be paid in cash, in shares of Common Stock already owned for at least six months by the optionee (or other person entitled to exercise the option), or partly in cash and partly in such shares of Common Stock. The value of shares delivered in payment of the purchase price shall be their Fair Market Value, as determined above, as of the date of exercise. Upon receipt of such notice and payment, the Company shall promptly issue and deliver to the optionee (or other person entitled to exercise the option) a certificate or certificates for the number of shares as to which the exercise is made.

     (i) Change in Control. As used herein, a "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the effective date of the Plan, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a "Change in Control" shall be deemed to have occurred if:

          (i) A third person, including a "group" as such term is used in Section 13(d)(3) of the Exchange Act, other than the trustee of a Company employee benefit plan, becomes the beneficial owner, directly or indirectly, of 20 percent or more of the combined voting power of the Company's outstanding voting securities ordinarily having the right to vote for the election of directors of the Company;

          (ii) During any period of 24 consecutive months individuals who, at the beginning of such consecutive 24-month period, constitute the Board of Directors of the Company (the "Board" generally and as of the effective date of the Plan the "Incumbent Board") cease for any reason (other than retirement upon reaching normal retirement age, disability, or death) to constitute at least a majority of the Board; provided that any person becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
                Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

          (iii) The Company shall cease to be a publicly owned corporation having its outstanding stock listed on the New York Stock Exchange or quoted in the NASDAQ National Market System.


7.   Options not Transferable

     Options granted under the Plan shall not be transferable by the holder other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement
Income Security Act ("ERISA") or the rules thereunder.


8.   Limitation of Rights

     Neither the Plan nor the granting of any option hereunder shall constitute an agreement or understanding that the Company will retain a director for any period of time or at any particular rate of compensation. The holder of an option shall have no rights as a shareholder with respect to shares as to which the option has not been exercised and payment made hereunder.


9.   Purchase for Investment

     Unless the options and shares of Common Stock covered by the Plan have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each holder exercising an option may be required by the Company to represent in writing that such holder is acquiring the shares subject to the option for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.


10.  Compliance with Regulations

     It is the intention of the Company that the Plan comply in all respects with Rule 16b-3 promulgated under Section 16(b) of the Exchange Act and that eligible directors remain disinterested persons for purposes of administering other employee benefit plans of the Company and having such other plans be exempt from
Section 16(b) of the Exchange Act. Therefore, if any Plan provision or Committee rule is later found not to be in compliance with Rule 16b-3 or if any Plan provision or Committee rule would disqualify eligible directors from remaining disinterested persons, that provision or rule shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3.


11.  Effective Date of the Plan

     The Plan shall be effective as of the date it is adopted by the Board. Options granted under the Plan may not be exercised prior to the time the Plan shall have been approved by the holders of a majority of the outstanding Common Stock present or represented and entitled to vote at a meeting of shareholders of the Company. If such approval of the Plan by the shareholders is not obtained within one year of the adoption of the Plan by the Board, the Plan and any options granted pursuant to the Plan shall be null and void.

12.  Amendment of the Plan

     The Board may amend, suspend, or terminate the Plan or any portion thereof at any time, provided that no amendment affecting the amount of Common Stock subject to options granted under the Plan, the exercise price of options, or the timing of grants may be made more than once every six months, other than to comport with changes in the Code, ERISA, or the rules thereunder.

13.  Governing Law

     The Plan shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts.


Amended 10/18/95
Amended 05/15/96